EXHIBIT 99.1
Celebrate Express to Announce Third Quarter 2008 Financial Results
KIRKLAND, Wash.—Celebrate Express, Inc. (NASDAQ: BDAY), a leading online and catalog retailer of celebration products for families, will announce its third quarter 2008 financial results on April 9, 2008, after the market close, with a conference call and webcast to follow at 5:00 PM Eastern Time.
The conference call will be broadcast via live webcast and may be accessed at http://investor.celebrateexpress.com. Following the completion of the webcast, a recorded replay will be available for 30 days at the same Internet address. Listeners may also access the call by dialing 1-866-271-6130 and entering password 13797637. A replay of the call is available by dialing 1-888-286-8010, password 96381205.
Celebrate Express also reaffirmed its existing investor relations policy. Under the policy, the Company uses SEC filings, press releases, quarterly results conference calls and annual shareholders meetings as the exclusive venues in which to communicate with its shareholders and prospective shareholders, and the Company does not give financial guidance. “We encourage our shareholders and other interested parties to take advantage of these communications, including this next quarterly call,” said Kevin Green, President and CEO.
About Celebrate Express, Inc.
Celebrate Express is a leading online and catalog retailer of celebration products for families. The Company currently operates two brands: Birthday Express markets children’s party products, and Costume Express markets costumes and accessories. The Company utilizes its branded website Celebrateexpress.com, complemented by its branded catalogs, to offer products as complete coordinated solutions. The Company’s goal is to help families celebrate the special moments in their lives. For more information, please visit www.celebrateexpress.com.
CONTACT: Celebrate Express, Inc.
Evelyn Mackey (Investor Relations)
425-250-1064, ext. 186
invest@celebrateexpress.com